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                                 EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY
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Corporations (State of Incorporation)
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Extended Stay America, Inc. (Delaware)

ESA Development, Inc.
(formerly ESA Midwest, Inc.) (Delaware)

ESA Management, Inc. (Delaware)

ESA Properties, Inc.
(formerly ESA Acquisitions, Inc., and
formerly ESA Southeast, Inc.) (Delaware)

ESA-Norcross Inc. (Georgia)

ESA 0100, Inc. (South Carolina)

ESA 0115, Inc. (South Carolina)

ESA 0140, Inc. (Virginia)

ESA 0145, Inc. (Arkansas)

ESA 0175, Inc. (Virginia)

ESA 0180, Inc. (South Carolina)

ESA 0280, Inc. (North Carolina)

ESA 0295, Inc. (Kentucky)

ESA 0305, Inc. (Tennessee)

ESA 0325, Inc. (Kentucky)

ESA 0370, Inc. (North Carolina)

ESA 0480, Inc. (Virginia)
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ESA 0501, Inc. (New York)

ESA 0510, Inc. (Illinois)

ESA 0525, Inc. (Illinois)

ESA 0530, Inc. (Illinois)

ESA 0555, Inc. (Ohio)

ESA 0565, Inc. (Ohio)

ESA 0675, Inc. (Michigan)

ESA 0680, Inc. (Michigan)

ESA 0765, Inc. (New York)

ESA 0992, Inc. (Georgia)

ESA 0993, Inc. (Georgia)